EXHIBIT 2.1


                           STOCK PURCHASE AGREEMENT

                                    AMONG

                            HALEX OIL CORPORATION,

                           HOC OPERATING CO., INC.

                                     AND

                              GEOKINETICS INC.,
                           THE SOLE SHAREHOLDER OF
                           HOC OPERATING CO., INC.



                                JULY 28, 1999

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                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I.

      GENERAL................................................................1
      1.1   DEFINITIONS......................................................1
      1.2   AGREEMENT TO PURCHASE AND SELL ACQUIRED SHARES...................3
      1.3   CONSIDERATION....................................................3
      1.4   THE CLOSING......................................................3
      1.5   DELIVERIES AT THE CLOSING........................................3
      1.6   PRODUCTION REVENUES..............................................4

ARTICLE II.

      REPRESENTATIONS AND WARRANTIES.........................................4
      2.1   REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................4
            (a)   ORGANIZATION OF THE SELLER.................................4
            (b)   AUTHORIZATION OF TRANSACTION...............................4
            (c)   NONCONTRAVENTION...........................................5
            (d)   BROKERS' FEES..............................................5
            (e)   ACQUIRED SHARES............................................5
            (f)   AGED ACCOUNTS PAYABLE......................................5
      2.2   REPRESENTATIONS AND WARRANTIES OF THE BUYER......................5
            (a)   ORGANIZATION OF THE BUYER..................................5
            (b)   AUTHORIZATION OF TRANSACTION...............................5
            (c)   NONCONTRAVENTION...........................................6
            (d)   BROKERS' FEES..............................................6
            (e)   INVESTMENT.................................................6
      2.3   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY............6
            (a)   ORGANIZATION, QUALIFICATION, AND CORPORATE POWER...........6
            (b)   AUTHORIZATION OF TRANSACTION...............................6
            (c)   CAPITALIZATION.............................................7
            (d)   NONCONTRAVENTION...........................................7
            (e)   BROKERS' FEES..............................................7
            (f)   NO SUBSIDIARIES, ETC.......................................7
            (g)   TAX MATTERS................................................7
            (h)   GUARANTIES.................................................8
            (i)   ACCOUNTS PAYABLE...........................................8
            (j)   ACCOUNTS RECEIVABLE........................................8
            (k)   PRODUCTION ACCOUNT SHORTAGES...............................8
            (l)   CONTRACTS..................................................8

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                              TABLE OF CONTENTS   (Cont'd.)


            (m)   LITIGATION.................................................8
            (n)   TITLE TO ASSETS............................................8
            (o)   BANK ACCOUNTS..............................................8
            (p)   OPERATOR BONDS.............................................8
            (q)   UNAUDITED BALANCE SHEET....................................8

ARTICLE III.

      POST-CLOSING COVENANTS.................................................9
      3.1   GENERAL..........................................................9
      3.2   LITIGATION SUPPORT...............................................9

ARTICLE IV.

      REMEDIES FOR BREACHES OF AGREEMENT.....................................9
      4.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................9
      4.2   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.............10
      4.3   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER............10
      4.4   INDEMNIFICATION PROCEDURES......................................11
      4.5   MATTERS INVOLVING THIRD PARTIES.................................11
      4.6   OTHER INDEMNIFICATION PROVISIONS................................12

ARTICLE V.

      MISCELLANEOUS.........................................................12
      5.1   NO THIRD-PARTY BENEFICIARIES....................................12
      5.2   ENTIRE AGREEMENT................................................12
      5.3   COUNTERPARTS....................................................12
      5.4   HEADINGS........................................................12
      5.5   NOTICES.........................................................12
      5.6   GOVERNING LAW...................................................13
      5.7   AMENDMENTS AND WAIVERS..........................................13
      5.8   SEVERABILITY....................................................13
      5.9   EXPENSES........................................................14
      5.10  CONSTRUCTION....................................................14
      5.11  INCORPORATION OF EXHIBITS AND SCHEDULES.........................14

5.12  ATTORNEYS' FEES.......................................................14

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DISCLOSURE SCHEDULES
      2.3 (h      Guaranties
      2.3 (i)     Accounts Payable
      2.3 (j)     Accounts Receivable
      2.3 (k)     Production Account Shortages
      2.3 (l)     Contracts
      2.3 (m)     Litigation
      2.3 (n)     Title to Assets
      2.3 (o)     Bank Accounts
      2.3 (p)     Operator Bonds

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
                           STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (this "AGREEMENT") is made and entered into as of July 1, 1999, by and among Halex Oil Corporation, a Texas corporation (the "BUYER"), HOC Operating Co., Inc., a Texas corporation (the "COMPANY"), and Geokinetics Inc., a Delaware corporation and the holder of all of the outstanding capital stock of the Company (the "SELLER"). The Buyer, the Seller and the Company are sometimes referred to collectively herein as the "PARTIES."

      The Seller owns 1,000 shares of the issued and outstanding common stock of the Company, $1.00 par value per share (the "COMMON STOCK"), representing all of the issued and outstanding capital stock of the Company.

      This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the shares of the Common Stock in return for good and valid consideration as set forth in Section
1.3 herein.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I.

                                     GENERAL

      1.1 DEFINITIONS. Unless otherwise stated in this Agreement, capitalized terms shall have the following meanings:

      "ACQUIRED SHARES" means 1,000 shares of Common Stock of the Company owned by the Seller, representing one hundred percent (100%) of the issued and outstanding shares of the capital stock of the Company.

      "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

      "AGREEMENT" has the meaning set forth in the first paragraph above.

      "BUYER" has the meaning set forth in the first paragraph above.

      "CLOSING" has the meaning set forth in Section 1.4 below.

      "CLOSING DATE" has the meaning set forth in Section 1.4 below.

      "CODE" means the Internal Revenue Code of 1986, as amended.

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      "COMMON STOCK" means the common stock, $1.00 par value per share, of the
Company.

      "COMPANY" has the meaning set forth in the first paragraph above.

      "CONSIDERATION" has the meaning set forth in Section 1.3 below.

      "DISCLOSURE SCHEDULE" has the meaning set forth in Section 2.3 below.

      "EFFECTIVE DATE" means July 1, 1999.

      "GPCI" means Geokinetics Production Company, Inc., a Texas corporation and wholly-owned subsidiary of Seller.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 4.4 below.

      "INDEMNIFYING PARTY" has the meaning set forth in Section 4.4 below.

      "KNOWN" OR "KNOWLEDGE" means that whenever a statement regarding the existence or absence of facts in this Agreement is qualified by a phrase such as "to such person's knowledge" or "known by such person," the parties intend that the information to be attributed to such person is information that is actually known to (a) the person in the case of an individual, or (b) in the case of a corporation or other entity, an officer or an employee who devoted substantive attention to matters of such nature during the ordinary course of his employment, and in the case of the Company, including Mike Hale.

      "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "PARTY" has the meaning set forth in the first paragraph above.

      "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "PROPERTIES" has the meaning ascribed in that certain Assignment, Bill of Sale and Conveyance between GPCI and the Company (attached hereto as Exhibit B.)

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

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      "SECURITY INTEREST" means any mortgage, deed of trust, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "SELLER" has the meaning set forth in the first paragraph above.

      "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "THIRD PARTY CLAIM" has the meaning set forth in Section 4.5(a) below.

      1.2 AGREEMENT TO PURCHASE AND SELL ACQUIRED SHARES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agree to sell to the Buyer, all of the Acquired Shares for the consideration specified below in Section 1.3.

      1.3 CONSIDERATION. In consideration for the delivery of the Acquired Shares, Buyer agrees to assume: (i) the Seller's obligations under that certain Lease Bank Facility Promissory Note in the original principal amount of $75,000 payable by GPCI to the Dan C. Hale and Donna Jane Hale Trust dated January 17, 1995 at the Closing; and (ii) the Company's outstanding accounts payable as of the Effective Date, except as set forth in Section 2.1(f) below. The foregoing together with other mutual benefits to Buyer and Seller shall be referred to herein as the "CONSIDERATION".

      1.4 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas, commencing at 9:00 a.m. local time on July 28, 1999 or such other date as the Buyer and the Seller may mutually determine (the "CLOSING DATE"); and shall be effective for accounting purposes as of 12:01 a.m., Central Daylight Time, on the Effective Date.

      1.5 DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer stock certificates representing all of the Acquired Shares, endorsed in blank or accompanied by duly executed assignment documents, and (ii) the Buyer will deliver to the Seller the Consideration as specified in Section
1.3 above. At Closing, the following documents shall also be executed and delivered:

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      (a)   Severance Agreement and Release of Michael Hale (attached hereto as
            Exhibit A);

      (b)   Stock Option Agreements between Seller and Michael Hale;

      (c) Assignment, Bill of Sale and Conveyance between GPCI and the Company effective as of July 1, 1999 (attached hereto as Exhibit B);

      (d) Release of the Company from liability and obligations under Sellers $40,000,000 of Senior Subordinated Notes Due 2005;

      (e) Cancellation and Release of Guaranteed Promissory Notes and Guaranty Agreement (attached hereto as Exhibit C);

      (f)   Promissory Note in the original amount of $35,000 payable to the Dan
            C. Hale and Donna Jane Hale Trust payable by Seller (attached hereto as Exhibit D);

      (g) Common Stock Purchase Warrant from Seller to the Dan C. Hale and Donna Jane Hale Trust (attached hereto as Exhibit E);

      (h) Resignations or terminations of all officers, directors and employees of the Company, (excluding Michael Hale) as of the Effective Date;

      (i) Payment of interest accrued as of the Effective Date and owed by GPCI to the Dan C. Hale and Donna Jane Hale Trust pursuant to that certain Lease Bank Facility described in Section 1.3 hereof; and

      (j) Certificate of Good Standing for the Company issued by the Comptroller of Public Accounts of Texas.

      1.6 PRODUCTION REVENUES. All production revenues of the Company attributable to the Properties from and after June 1, 1999 or those being held by the Company attributable to (x) minimum suspense or (y) working interest owners who have failed to pay lease operating expenses, shall be accounted for and retained by the Company.


                                  ARTICLE II.

                        REPRESENTATIONS AND WARRANTIES

      2.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this Section 2.1 are correct and complete as of the Closing Date:


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            (a) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

            (b) AUTHORIZATION OF TRANSACTION. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of Seller's assets is subject.

            (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

            (e) ACQUIRED SHARES. The Seller holds of record and owns beneficially the Acquired Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than as contemplated in this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

            (f) AGED ACCOUNTS PAYABLE. On or before the Closing Date, Seller shall have paid and satisfied all accounts payable of the Company which were ninety (90) or more days old as of the Closing Date, up to $22,500.

      2.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 2.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date:

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            (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

            (b) AUTHORIZATION OF TRANSACTION. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will in any material respect (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or
      (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which any of Buyer's assets is subject.

            (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

            (e) INVESTMENT. The president of Buyer is the principal operating officer of the Company and is familiar with the Company's operations, management, assets and liabilities. Buyer is purchasing the Acquired Shares for its own account, with the present intention of holding the Acquired Shares for investment purposes and not with a view to or for sale in connection with any distribution of the Acquired Shares in violation of any applicable securities law. Buyer will refrain from transferring or otherwise disposing of any of the Acquired Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act, or applicable state securities or state blue sky law.

      2.3 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Seller and the Company, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 2.3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.3.

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            (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is
      a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Company, as amended to date. The minute book (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects.

            (b) AUTHORIZATION OF TRANSACTION. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

            (c) CAPITALIZATION. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding. No shares of its capital stock are held in treasury. All of the issued and outstanding shares of the Company's capital stock, including the Acquired Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

            (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). To the best of Seller's knowledge, the Company is not in breach of any material provision, obligation, contract or agreement to which it is a party or of any regulation to which its business, operation or financial condition is subject.


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           (e) BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            (f) NO SUBSIDIARIES, ETC. The Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any interest in any partnership, joint venture, limited liability company, or other non-corporate business enterprise.

            (g)   TAX MATTERS.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were materially correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (h) GUARANTIES. Except as set forth in Section 2.3(h) of the Disclosure Schedule, the Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

            (i) ACCOUNTS PAYABLE. Section 2.3(i) of the Disclosure Schedule sets forth a correct and complete list, to best of Seller's knowledge, of the accounts payable of the Company as of the Closing Date.

            (j) ACCOUNTS RECEIVABLE. Section 2.3 (j) of the Disclosure Schedule sets forth a correct and complete list, to the best of Seller's knowledge, of the accounts receivable of the Company, excluding those of GPCI, as of the Closing Date.

            (k) PRODUCTION ACCOUNT SHORTAGES. Section 2.3(k) of the Disclosure Schedule sets forth a correct and complete list, to the best of Seller's knowledge, of all production account shortages of the Company as of the Closing Date (the "Production Account Shortages").

            (l) CONTRACTS. Section 2.3(l) of the Disclosure Schedule sets forth a list of all non- oil and gas contracts and other agreements to which Company is a party, to the best of Seller's knowledge.

            (m) LITIGATION. Section 2.3(m) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or, to the best of Seller's knowledge, is threatened to be made a party to any action, suit, proceeding, hearing or investing action of, in, or before any

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      court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

            (n) TITLE TO ASSETS. The Company has good and marketable title to, or a valid leasehold interest in, its assets free and clear, to the best of Seller's knowledge, of all liens and encumbrances. The Company's equipment, furniture, fixtures and machinery, to the best of Seller's knowledge, are listed in Section 2.3(n) of the Disclosure Schedule.

            (o) BANK ACCOUNTS. Section 2.3(o) of the Disclosure Schedule sets forth a list of bank accounts of the Company, setting forth the type of account, bank and account number.

            (p) OPERATOR BONDS. Section 2.3(p) of the Disclosure Schedule sets forth a list of any operator bonds held by the Company.

            (q) UNAUDITED BALANCE SHEET. Attached hereto is Exhibit G is an unaudited balance sheet of the Company as of June 30, 1999 (the "Unaudited Balance Sheet"). The Unaudited Balance Sheet has been prepared from the Company's books and records, is true and complete in all material respects, and fairly presents the financial condition of the Company. The Unaudited Balance Sheet, to the best of Seller's knowledge, reflects, to the best of Seller's knowledge, all of the Company's liabilities. There has not been any material adverse change in the Company's financial condition or results of operations since the date of the Unaudited Balance Sheet.


                                 ARTICLE III.

                            POST-CLOSING COVENANTS

      3.1 GENERAL. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article IV below). The Seller acknowledges and agrees that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), well files, logs, seismic data, agreements, and financial data of any sort relating to the Company and the Seller shall have reasonable access to such financial documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company, during normal business hours.

      3.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action,

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failure to act, or transaction on or prior to the Closing Date involving the
Company, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article IV below).

                                  ARTICLE IV.

                      REMEDIES FOR BREACHES OF AGREEMENT

      4.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder, except for representations regarding the Company's Tax Liabilities which representations will expire and be terminated on the date of expiration of the statute of limitations for collection of such Tax Liability in question.

      4.2   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

            (a) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company for the following:

            (i) unpaid Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise due or accrued prior to the Closing Date;

            (ii) that certain Promissory Note made by the Company on January 1, 1991 to Lexington Oil Company, Inc. in the original principal amount of $25,000;

            (iii) any liability with respect to any guaranty listed on
                  Section 2.3(h) of the Disclosure Schedule; and

            (iv) any liability arising or accruing prior to the Effective Date with respect to the Production Account Shortages, including those set forth in Section 2.3(k) of the Disclosure Schedule.

      4.3   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

            (a) The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company for the following:

            (i) Section 16.1 of that certain Agreement and Plan of Merger dated as of July 30, 1994 by and between HOC Acquisition Corp., HLX Acquisition Corp., the Company and Hale Exploration Corporation prior to or after July 1, 1999 except those, if any, attributable to the oil and gas leasehold interests now owned by Quantum Geophysical Services, Inc., a subsidiary of Seller, acquired pursuant to Assignment of Interest in Oil, Gas and Mineral Leases dated February 10, 1996, from GPCI and the Company, to Quantum Geophysical, Inc., recorded in Volume 540, Page 755 of the Official Records of Bee County, Texas; Volume 186, Page 805 of the Official Records of Colorado County, Texas; and in Volume 404, Page 462 of the Oil, Gas and Mineral Lease Records of Live Oak County, Texas.;

            (ii) expenses or amounts payable incurred for services rendered to the Company as operator of the Properties prior to or after July 1, 1999;

            (iii) the ownership, condition or operation of the Properties, including the environmental condition and plugging requirements of the Properties; and

            (iv) any and all production proceeds held by the Company and payable to parties attributable to production proceeds received by the Company prior to or after July 1, 1999, except for the Production Account Shortages, including those set forth on Section 2.3k of the Disclosure Schedule.

      4.4 INDEMNIFICATION PROCEDURES. In the event that a Party breaches (or in the event any third party alleges facts that, if true, would mean that a Party has breached) any of its representations, warranties, and covenants contained herein (the "INDEMNIFYING PARTY"), provided that the other Party (the "INDEMNIFIED PARTY") makes a written claim for indemnification against the Indemnifying Party pursuant to Section 5.5 below within the survival period specified in Section 4.1 hereof, then the Indemnifying Party agrees to indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Indemnified Party may suffer after the end of the survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

      4.5   MATTERS INVOLVING THIRD PARTIES.

            (a) If any third party shall notify an Indemnified Party with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against an Indemnifying Party under this Article IV, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 4.4(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (d) In the event any of the conditions in Section 4.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IV.

      4.6 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

                                  ARTICLE V.

                                 MISCELLANEOUS

      5.1 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      5.2 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      5.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      5.4 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      5.5 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      IF TO THE SELLER OR THE COMPANY:       GEOKINETICS INC.
                                             5555 SAN FELIPE, SUITE 780
                                             HOUSTON, TEXAS  77056
                                             ATTENTION: THOMAS J. CONCANNON

                                             CHAMBERLAIN, HRDLICKA, WHITE,
                                              WILLIAMS & MARTIN
                                             1200 SMITH STREET, SUITE 1400
                                             HOUSTON, TEXAS  77002
                                             ATTENTION: JAMES J. SPRING, III

      IF TO BUYER:                           HALEX OIL CORPORATION
                                             5592 LONGMONT
                                             HOUSTON, TEXAS 77056
                                             ATTENTION: MICHAEL HALE

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

      5.7 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      5.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      5.9 EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      5.10 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

      5.11 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      5.12 ATTORNEYS' FEES. In the event that the employment of counsel by any party becomes necessary to enforce this Agreement, the non-prevailing party agrees to pay the prevailing party's reasonable attorneys' fees, court costs, and all other reasonable costs and expenses incurred by the prevailing party as a result of enforcing its rights under this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                    BUYER:

                                    HALEX OIL CORPORATION

                                    /s/ MICHAEL HALE
                                        MICHAEL HALE, PRESIDENT

                                    SELLER:

                                    GEOKINETICS INC.


                                    BY: /s/ LYNN A. TURNER
                                    NAME:   LYNN A. TURNER
                                    TITLE:  PRESIDENT




                                    COMPANY:

                                    HOC OPERATING CO., INC.


                                    BY: /s/ THOMAS J. CONCANNON
                                    NAME:   THOMAS J. CONCANNON
                                    TITLE:  TREASURER

                                   EXHIBIT A

                              SEVERANCE AGREEMENT

                                   EXHIBIT B

                     ASSIGNMENT, BILL OF SALE & CONVEYANCE
                               FROM GPCI TO HOC

                                   EXHIBIT C

            CANCELLATION AND RELEASE OF GUARANTEED PROMISSORY NOTES
                            AND GUARANTY AGREEMENT

                                   EXHIBIT D

                                PROMISSORY NOTE

                                   EXHIBIT E

                         COMMON STOCK PURCHASE WARRANT

                              DISCLOSURE SCHEDULE

                                 Section 2.3(h)

Guaranties:  -none-